CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 22, 1998 included in The Shaw Group Inc.'s Form 10-K for the year ended August 31, 1998 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP
                                                     -----------------------

New Orleans, Louisiana
September 13, 1999